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                                                                    EXHIBIT 3.1

                                SECOND AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              VSI ENTERPRISES, INC.

         VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following Second Amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Amendment to the Certificate of Incorporation of VSI Enterprises, Inc. be amended by changing Article I. thereof so that, as amended, said Article shall be and read as follows:

                                   "Article I.
                                NAME AND DURATION

                  The name of the Corporation is Simtrol, Inc. (the "Company"). It shall have perpetual existence."

         SECOND: That at the Annual Meeting of Stockholders on June 13, 2001, the stockholders of the Corporation approved said amendment in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has signed this Second Amendment on this 26th day of September, 2001.

                                            By:    /s/ Robert W. Morris
                                               --------------------------------
                                               Name:   Robert W. Morris
                                               Title:     Secretary


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